EXHIBIT 10.16.1

                               AMENDMENT No. 1 to

                  EXECUTIVE VARIABLE DEFERRED COMPENSATION PLAN

The Executive Variable Deferred Compensation Plan, amended and restated as of December 23, 1994, (the "Plan") is hereby amended effective December 1, 1999, as follows.

1.   Article 2 "Definitions and Certain Provisions"

     a.   The definition of "Normal Retirement" is amended to read as follows:

          Normal Retirement. "Normal Retirement" means with respect to any
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          Benefit Unit the termination of a Participant's employment with
          Employer for reasons other than death on or after the Participant attains age 62 and after completing deferrals of one hundred percent (100%) of the Cumulative Deferral Amount for such Benefit Unit, excluding deferrals under Option B which are elected as a percentage of Bonus.

2.   Section 5.1 "Retirement Benefit"

     a. The last sentence of the second paragraph is amended to read as follows:

          All installment payments will be calculated on an annual basis but paid in such intervals as may be determined by the Committee, provided that such intervals shall not be less frequent than quarterly; interest will be credited monthly and compounded annually.

3.   Section 5.5 "Survivor Benefits"

     a.   The first sentence of Section 5.5(a) is amended to read as follows:

          Pre-Retirement. If a Participant dies and has not yet commenced
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          receiving Retirement Benefit payments with respect to a Benefit Unit, a Survivor Benefit will be paid to his Beneficiary in annual installments over ten years.

     b. The first sentence of Section 5.5(b)(ii) is amended to read as follows:

          Option B. The Beneficiary will be entitled to receive a Survivor
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          Benefit equal to the Deferred Account balance for the Benefit Unit, which will be paid in annual installments over ten years.

4.   All other terms and conditions of the Plan remain in full force and effect.